PART II
OFFERING CIRCULAR

Entrex Holding Company
EHCo, LLC
150 E Palmetto Park Road
Suite 800
Boca Raton, FL 33432

Best Efforts Offering of up to 500,000 Common Shares
(?Shares?) Minimum Purchase: 1 Unit ($10)

This prospectus relates to the offering and sale of up to five hundred thousand (500,000) Common Shares (?Shares?) of the Company for an aggregate, maximum gross dollar offering of five million ($5,000,000) dollars (the ?Offering?). The Offering is being made pursuant to Tier 1 of Regulation A, promulgated under the Securities Act of 1933. Each Share will be offered at Ten Dollars ($10) per unit. There is a minimum purchase amount of One Share, at $10 per unit for an aggregate purchase price of Ten ($10) Dollars.

Investing in this offering involves high degree of risk, and you should not invest unless you can afford to lose your entire investment: see ?Risk Factors?. This offering circular relates to the offer and sale or other disposition of up to Five Hundred Thousand (500,000) Common Shares (?Shares?), at Ten Dollars ($10) per unit.

This is our offering, and no public market currently exists for our Shares. The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission (the ?SEC?) and the relevant state regulators, as necessary and will terminate on the sooner of the sale of the maximum number of shares being sold, twelve months from the effective date of this Offering Statement or the decision by Company management to deem the offering closed. The shares offered hereby are offered on a ?best efforts? basis, and there is no minimum offering.

During which time this offering is being qualified by the Securities and Exchange Commission we have a current Reg D
exempt offering being sold by principals of the company.   When
and if this offering becomes qualified we shall cease the Reg D offering and solicit this qualified Reg A Offering.

We have made no arrangements to place subscription proceeds or funds in an escrow, trust or similar account, which means that the proceeds or funds from the sale of securities will be immediately available to us for use in our operations and once received and accepted are irrevocable. See ?Plan of Distribution? for a description of our Common Shares.


?
THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

THE COMMON SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ?SECURITIES ACT?), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE COMMON SHARES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HASTHE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.


            # of      Price to   Proceeds to   Proceeds to
	    Securities	Public (2)  Issuer (1)   others

Per Security    1		  $10         $9.30          $0.70
Total Minimum   1		  $10         $9.30          $0.70
Total Maximum  500,000   $5,000,000  $4,650,000     $350,000











(1)
The amounts shown are before deducting organization and offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, finders fees, selling and other costs incurred in the offering of the common stock.




(2)
Common Shares are offered at $10 per unit.



We are following the ?Offering Circular? format of disclosure under Regulation A.

The date of this Amended Reg A Offering Circular is April 2,
2018






FORWARD LOOKING STATEMENTS


THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY?S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS ?ESTIMATE,? ?PROJECT,? ?BELIEVE,? ?ANTICIPATE,? ?INTEND,? ?EXPECT? AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT?S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY?S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.

?
PART II
ITEM #2
TABLE OF CONTENTS

PART II... ITEM 1...OFFERING CIRCULAR????????????????1

PART II... ITEM 2....TABLE OF CONTENTS????????????????4

PART II... ITEM 3a...SUMMARY OF INFORMATION IN OFFERING
CIRCULAR?????????????????????????????????????????????5

PART II... ITEM 3b...RISK FACTORS??????????????????????7

PART II... ITEM 4...DILUTION?????????????????????????11

PART II... ITEM 5...PLAN OF DISTRIBUTION???????????????12

PART II... ITEM 6...USE OF PROCEEDS TO ISSUER???????????13

PART II... ITEM 7...DESCRIPTION OF BUSINESS?????????????14

PART II... ITEM 8..DESCRIPTION OF
PROPERTY????????????????????????????.18

PART II... ITEM 9...... MANAGEMENT?S DISCUSSIONAND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF
OPERATIONS?????????????????????????????19
PART II... ITEM 10...DIRECTORS, EXECUTIVE OFFICERS AND
SIGNIFICANT EMPLOYEES???????????????????21

PART II... ITEM 11?.COMPENSATION OF DIRECTORS AND OFFICERS
???????????????????????????????23

PART II... ITEM 12...SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN SECURITYHOLDERS??????????????????25

PART II... ITEM 13?. INTEREST OF MANANGEMENT AND OTHER CERTAIN
TRANSACTIONS??????????????????????.26

PART I... ITEM 14?SECURITIES BEING OFFERED?????????.27

PART F/S? ITEM 15... PROJECTED FINANCIAL STATEMENTS??????.28

PART III..ITEM 16.. INDEX TO EXHIBITS?????????????????30

PART III..ITEM 17... DESCRIPTION OF EXHIBITS???????????..31

PART III..ITEM 18... SIGNATURE PAGE????????????????????35

PART II
ITEM 3a
SUMMARY OF INFORMATION IN OFFERING CIRCULAR

As used in this prospectus, references to the "Company,"
"company", "we," "our", "us", "Entrex Holding Company" or
"Company Name" refer to EHCo, LLC. unless the context otherwise indicated.

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

THE COMPANY
Organization:

The Entrex Holding Company (EHCo, LLC) was incorporated under the laws of the State of Florida on August 4, 2017. Our principal office is located at 150 East Palmetto Park Road, Suite 800, Boca Raton FL, 33432.

Management:

Our Chief Executive Officer & Chairman is Stephen H. Watkins.
Our Vice Chairman is Rick Rochon. Our other Officers initially include Alexander Adami and Erin Flaherty both who assist in the operations of the Company.

Controlling Shareholders:

Stephen H. Watkins, through Ubique Holdings, a holding company, is the controlling member of the LLC.

Description of Business:

Entrex was founded in 2001 to create a capital market system for entrepreneurial companies ("Entrex" is short for "entrepreneurial exchange").

We have found that this sector presents unique challenges to investors and companies that constrain the issuance of traditional equity ("stock") particularly issues around valuation, liquidity and governance rights.

We believe Investors and Issuers are served well through our innovative solution: our patented and tradable revenue enhanced debt security, trademarked a TIGRcub, or "top line income generation rights certificate."

Today Entrex?s technologies work with market constituents to Originate, Structure, Offer, Place, Trade and Service our
TIGRcub Securities for Issuers and Investors.

In 2017 we traded over 200 TIGRcubs across our Technology Platform and pushed them out to the Blockchain. We worked with regulators who constantly watched and reviewed trades and interest payment servicing. We believe we are ready to scale.

The Entrex Holding Company ("EHCo" or "Entrex?) offering is designed to help scale the pieces to create a comprehensive market system, similar to the infrastructures of NASDAQ or NYSE, yet to help entrepreneurial companies? capital access while providing control, compliance, and transparency to all market participants.

THE OFFERING
Securities Offered:

500,000 Common Shares at $10 per unit.

Entrex?s Common Shares will be offered at $10 each with 1% GAAP Gross Revenues (?Revenue Distributions?) being distributed equally to the 500,000 shareholders on a monthly basis solely at the direction and authorization of the Board of Directors.

Any authorized revenue participation will be paid on the 22nd of each month, in arrears or the next business day by the Entrex eChain LLC (or current payment and service provider) via ACH for the shareholders of Record on the last day of the previous month. Any distribution less than $1.00 per shareholder will be accrued in escrow until and when the accrued distribution value is greater than $1.00.

Any sale of the securities during any escrow period will be distributed to the holder of record based on the last day of the previous month. Any escrows will be visible on the Entrex eChain.

Termination of the Offering:

The offering will commence as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission (the ?SEC?) and the relevant state regulators, as necessary and will terminate on the sooner of the sale of the maximum number of Common Shares being sold, twelve months from the effective date of this Offering Statement or the decision by Company management to deem the offering closed.

Offering Cost:

We estimate our total offering estimated offering, selling and operational expenses of approximately $350,000 of the total
$5,000,000 offering amount.





PART II
ITEM 3b
RISK FACTORS

Investing in our securities involves risk. In evaluating the Company and an investment in the Common Shares careful consideration should be given to the following risk factors, in addition to the other information included in this Offering circular. Each of these risk factors could materially adversely affect EHCo?s business, operating results or financial condition, as well as adversely affect the value of an investment in our securities.

The following is a summary of the most significant factors that make this offering speculative or substantially risky. The company is still subject to all the same risks that all companies in its industry, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-security). Additionally, early-stage companies are inherently riskier than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to the Company

The vision and mission of Entrex has been a development stage business for many years managing the business and regulatory challenges of the market sector.

The Company has limited capitalization and a lack of working capital and as a result is dependent on raising funds to grow and expand its business. The Company lacks sufficient working capital in order to execute its business plan. The ability of the Company to move forward with its objective/s is therefore highly dependent upon the success of the offering described herein. Should we fail to obtain sufficient working capital through this offering we may be forced to abandon our business plan.

Because we have a limited history of operations we may not be able to successfully implement our business plan:

We cannot assure you that our intended activities or plan of operation will be successful or result in revenue or profit to us and any failure to implement our business plan may have a material adverse effect on the business of the Company.

We are dependent on the sale of our securities to fund our operations and will remain so until we generate sufficient revenues to pay for our operating costs:

Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees. There can be no guarantee that we will be able to successfully sell our securities. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

We rely on licensed intellectual properties purchased and
licensed under agreement from related parties.   If these
agreements are not fully adhered and our license revoked our operations could be severely affected:

Accordingly, our operations are subject to the risks inherent in the establishment of a new business enterprise, including access to capital, licensed technologies, successful implementation of our business plan and limited revenue from operations.

Risks Relating to Our Business

We will be dependent upon key administrative personnel of EHCo, LLC for our future success, particularly Stephen H. Watkins:

If we lose this member of the EHCo management team, our ability to implement our business strategy could be significantly harmed.

There is currently no active trading market for our securities:

Our ability to grow will depend on our ability to raise capital.

Our financial condition and results of operations will depend on our ability to manage our future growth effectively:

The EHCo, LLC is a company with limited operating history which has agreements to purchase companies and license technologies to operate. As such, it is subject to the business risks and uncertainties associated with any new business enterprise, including the lack of experience in managing or operating a business of this type.

Accomplishing this result on a cost-effective basis is largely a function of our management personnel?s structuring of administrative duties, their ability to provide competent, attentive and efficient services to us, and our access to financing on acceptable terms.

We will operate in a highly competitive market for investment opportunities:

We compete for investors with traditional investment vehicles (including private equity funds and mezzanine funds), other equity and non-equity based investment funds, investment banks and other sources of financing, including traditional financial services companies such as commercial banks and specialty finance companies. Many of our competitors, although in a more traditional investment space, are substantially larger than us and have considerably greater financial, technical and marketing resources than we do.

Our quarterly and annual operating results are subject to fluctuation as a result of the nature of our business, and if we fail to achieve our objectives, the value of our securities may decline:

We could experience fluctuations in our quarterly and annual operating results due to a number of factors, some of which are beyond our control, including the number of investors, the number of companies that agree to issue TIGRcubs, the degree to which we encounter competition in our markets and general economic conditions. As a result of these factors, results for any period should not be relied upon as being indicative of performance in future periods.

There are significant potential conflicts of interest which could impact our returns:

Our management team (and any that may be retained in the future), and the future members of a EHCo, LLC may serve as officers, directors or principals of entities that operate in the same or a related line of business as we do or organizations managed by affiliates of the EHCo, LLC that may be formed in the future. Accordingly, if this occurs, they may have obligations to investors in those entities, the fulfillment of which might not be in the best interests of our investors or us.

Operational and/or Ownership conflicts of interest:

Our management team (and any that may be retained in the future), and the future members of the EHCo, LLC may be owners or principals of entities that the EHCo, LLC may purchase. Accordingly, if this occurs, they may have obligations to investors in those entities which may not be in the best interest of the shareholders of the EHCo, LLC.

Our Management may choose to, exclusively at their option, to sell or reclassify one or more class/es of securities which could convey rights and privileges to their owners:

The EHCo, LLC management has the right to sell or convert any of the Company?s securities into various securities of any other company if deemed appropriate, exclusively at the option of the management, into a private or publicly listed Company.

Our Management may change our objectives, operating policies and strategies without prior notice or any stockholder approval:

Our management has the authority to modify or waive certain of our operating policies and strategies without prior notice and without investor approval. However, absent investor approval, we may not change the nature of our business so as to cease to exist unless sold or purchased at the exclusive option of management. We cannot predict the effect any changes to our current operating policies or strategies would have on the business model, operating results and returns to investors. Nevertheless, the effects may adversely affect our business and impact our ability to make distributions.

Changes in laws or regulations governing our operations may adversely affect our business:

We are subject to regulation by laws at the local, state and federal levels. These laws and regulations, as well as their interpretation, may be changed from time to time. Any change in these laws or regulations could have a material adverse effect on our business.


Because the EHCo, LLC may be publicly traded, there will be uncertainty regarding our value:

We have arbitrarily established a price of our securities based
on our perception of comparables in the industry.   This
valuation may fluctuate significantly and could have no relevance to actual results of the EHCo, LLC.

EHCo?s purchase of related companies:

At the discretion of management; we may or may not elect to purchase related companies which may or may not have conflicts of interest for the Company or management using proceeds of this offering or establishing debt or other securities which may have a negative effect on to shareholders of this offering.

EHCo?s purchase and license of technologies from related parties:

At the discretion of management; we may or may not elect to purchase and license technologies from related companies which may or may not have conflicts of interest for the Company or management using proceeds of this offering or establishing debt or other securities which may have a negative effect on to shareholders of this offering.

Purchase of previously issued securities of related companies:

At the discretion of management; we may purchase or convert securities of related companies owned wholly or in part. These securities may be purchased at a premium or a discount, and/or purchased through the distribution of Common Shares with rights and warranties similar to this offering and at the sole discretion of management which we may have conflicts of interest in the company, management or price of such securities of said issuer.

EHCo, LLC limited operational experience:

EHCo, LLC, the holding company, has had limited operations and is consolidating various companies which may not, be sufficient for the business and plans outlined. If management fails to grow as planned the operational cash-flows could limit distributions to shareholders or significantly affect the operations of the enterprise. If insufficient funds are not available for distribution, shareholders may not receive the monthly 1% distribution of the company?s top line revenues decided wholly at the discretion of the Board of Directors.





PART II
ITEM 4
DILUTION


We are offering Equity Securities called Common Shares, which will distribute 1% of GAAP Gross Revenue earned by the EHCo, LLC to investors on a monthly basis decided solely at the discretion of management.

Pursuant to the section labeled ?Warrants/Options? we may provide Common Shares, or other securities, to members of management, employees or partners which may have a dilutive effect to Common Share returns.

Future offerings may dilute the Common Share holdings discussed in this offering. These potential offerings may dilute the holdings of this offering?s shareholders.


?
PART II
ITEM 5
PLAN OF DISTRIBUTION

We are offering a maximum of 500,000 Common Shares on a no minimum, ?best efforts? basis. The offering will terminate upon the earlier to occur of: (i) the sale of all Common Shares being offered, or (ii) 365 days after this Offering Circular is declared effective by the Securities and Exchange Commission or
(iii) or the decision by Company management to deem the offering closed.

Our Common Shares are not currently listed on any national exchange or qualified for trading on any electronic quotation system. No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

Warrants/options:

As of the date of this prospectus, there are no outstanding warrants to purchase our securities. We may however, pursuant to the direction of management, issue warrants and/or options to individuals and/or entities in the future for the anticipated benefit of the shareholders.

State Securities Laws:

Under the securities laws of some states, the Common Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Common Shares may not be sold unless the Shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.


?
PART II
ITEM 6
USE OF PROCEEDS TO ISSUER

We estimate that the net proceeds from the sale of the 500,000
$10 Common Shares in this Offering will be approximately
$4,650,000, after deducting the estimated offering, selling and operational expenses of approximately $350,000.

Accordingly, we expect to use the net proceeds, estimated as discussed above as follows, if we raise the maximum offering amount: Maximum Offering Amount: $5,000,000

Fully funding Offering:    100%		$5,000,000

Disclosed Expenses:	    7%	      $350,000

Net Offering distributed:  93%		$4,650,000

Net Offering distributed to the Company shall be used in the following manner:

Purchase of the patent(s): $1,200,000 million.

Purchase of a FINRA registered broker, Conversion and Operations expenses: $300,000.

Build ?placement? business development professionals to build and manage the Entrex network of placement agents for the ITO process: $400,000.

Build ?origination? business development professionals to build and manage the Entrex network of originators: $400,000.

Marketing to increase brand awareness and increase issuer inquiries: $360,000.

Appoint an Administrator and Regulatory interface ($250,000 in 2017) to assist in managing a positive market position with lawmakers and regulators (Congress, SEC, FINRA, et al.) for Entrex as a blockchain enabled capital market for entrepreneurial companies: $350,000.

Expand awareness of the Entrex Market Index (?Index?), the composite index of the Entrex Capital Market with media
channels.   The Index can invest up to 10% into each Issuers
TIGRcub Offering creating a diversified basket of investment like the NASDAQ composite: $500,000.

Continue to enhance Entrex?s ITOS and eChain technologies:
$240,000 plus $60,000 hardware, server and IBM consulting:
$300,000.

Miscellaneous operating expenses, plant, equipment and technologies Other sales and marketing costs associated with placement, origination and operations of the enterprise:
$840,000.


PART II
ITEM 7
DESCRIPTION OF BUSINESS

Description of Business:

Entrex was founded in 2001 to create a capital market system for entrepreneurial companies ("Entrex" is short for "entrepreneurial exchange").

Since that time, Founder & CEO Stephen Watkins has assembled both a team and a family of companies with leading-edge technology, using the IBM technology stack, to serve the needs of all market participants: companies, investors and intermediaries. As a final step in this evolution the Entrex Holding Company ("EHCo" or "Entrex?) * was established to help drive synergies among these underlying companies, and to create a comprehensive market system, similar to the infrastructures of NASDAQ or NYSE, yet to help smaller companies access capital while providing control, compliance, and transparency to all market participants.

Description of Operations:

Entrex focuses on cash-flowing U.S. companies with $5-250 million of annual revenue: these are typically companies with capital needs beyond the capability of friends and family, but below the interests of Wall Street.

We have found that this sector presents unique challenges to investors and companies that constrain the issuance of traditional equity ("stock") particularly issues around valuation, liquidity and governance rights.

We believe Investors and Issuers are served well through our innovative solution: our patented and tradable revenue enhanced debt security, trademarked a TIGRcub, or "top line income generation rights certificate."

Entrex licenses its TIGRcub and Initial TIGRcub Offering process to issuers which allows issuers to raise funds through a syndicate of regulated Broker Dealers who selling TIGRcubs to their Investors.

Investors buy the TIGRcub which typically provides monthly yield enhanced through the monthly distribution of a small slice of
revenue.   This provides the investor with the benefits of
growth, while providing companies non-dilutive access to capital.

Trade and TIPs, TIGRcub Interest Payments, are managed through the Entrex eChain LLC. This company manages the trades to affect a transparent transaction process for all market constituents and the regulators --- while having the ability to push transactional information, Trade, Anti Money Laundering, Know Your Customer and Suitability "tokens" onto the Blockchain creating an immutable record on the ledger.

The intent of the eChain is to provide market data constituents, like Dow, Bloomberg and others access to the historical performance and terms of the TIGRcubs which then allow their tools to create Net Present Values (NPVs) creating the opportunity for bid and offers, representing a premium or discount to par for secondary buyers.

Once TIGRcubs are issued and sold, Entrex?s technology platform can then provide investors a ?capital market system? to find, research, track, manage and trade the TIGRcub.

Historical Operations:

In 2017 EHCo LLC's companies managed and facilitated over 200 TIGRcub trades on a primary basis via our eChain technologies. Regulators, today, use our eChain as the domesticated source for the trades. However we have pushed each trade to the Blockchain which creates an immutable record in a manner that may, or may not, represent the final regulated blockchain methodology. When the regulators establish such a platform, or approve others, Entrex technology anticipates the ability of using an API (Application Programming Interface) to provide both a domesticated ledger and a Blockchain representation of the TIGRcub trade and ownership.

As our market grows we envision Entrex as the place investors can find, research, track, manage and trade TIGRcubs: creating the envisioned ?capital market system for entrepreneurial companies.?

Current Operations:

TIGRcub licensees (issuing companies) are originated by a nationwide network of over 3,900 intermediary contacts. These relationships have been developed through past marketing at venues including regional investment banking shows and regional ?advisor? oriented forums.

Our ITOS (Initial TIGRcub Offering System) technology platform provides intermediaries a co-branded marketing and origination platform which aligns the Intermediaries as "Entrex Market
Members".

Our Entrex Market Members, through our ITOS platform, provides Intermediaries the ability to enter various financial matrix of an issuer which develops an online co-branded TIGRcub Illustration for their clients ?managing the sales process and providing consistent messaging about what and how the Initial TIGRcub Offering process could work for an Issuer ?all helping align Entrex with the Intermediators or ?Entrex Market Members?

Once an illustration is accepted by an Issuer and a license executed the Issuer then goes through an underwriting process, using an ITOS "DealBox" which manages information flow between
the issuer and the Origination Entrex Market Member.   The
information required by ITOS is managed showing missing documents needed for Brokers and Investors to make informed decisions; while proving out the various financial matrix to the point the initial illustration becomes and market ready ?Initial TIGRcub Offering?.

With an Initial TIGRcub Offering created it is then presented to
regulated Placement Brokers through an ITOS ?BrokerBox?.   The
BrokerBox provides Brokers, and their Compliance team, the required regulatory and financial information about the Issuer to determine if the Initial TIGRcub offering could be appropriate for their investor base.

Once accepted by the Placement Brokers an "Initial TIGRcub Offering Circular" or teaser is created for the Placement team
to distribute.   Interested parties can then review an ITOS
?DealBox? which is a subset of information to assist an investor with the information to provide an informed investment decision.

Once a "buy" order is executed against the offering the order is processed through ITOS to our Entrex eChain which manages both the trade and the monthly TIGRcub Interest Payments through and to secondary trades.

To help investors invest in TIGRcub Securities we have created
an algorithmic scoring technology called a TICO score   The TICO
score, or TIGRcub Indexed Credit Observation, is an algorithmic scoring tool used to quantify a company?s ability to service
TIGRcub debt securities.   The TICO score is designed to manage
purchase risk however based on limited experience of the information inputs and algorithmic outputs we have limited experience to know if the TICO algorithmic parameters produce accurate investment risk profiles of the underlying companies.

The Entrex technology platform manages a private securities process from initial Sales, Origination, Offering, Placement,
Trade and TIPs creating an end to end life-cycle within our cohesive IBM based technology platform.

Acquisitions of Companies:

EHCo, LLC anticipates the consolidation of various companies as represented and anticipates various other companies? economic
participation as we build operations.   Today the following
companies are wholly owned entities of Entrex Holding Company
(EHCo, LLC):

      Entrex eChain LLC:
           Operations and Management of TIGRcub Trades and TIPs.

      Entrex Market Index LLC:
           Composite Index of the Entrex Marketplace.

      Entrex Capital Market LLC:
           Operations of Regulated Broker/Dealer.

      Entrex TICO Score:
            This company is yet to be formed but would manage the distribution of our private company algorithmic scoring methodology.


Growth Strategy:

The Company's growth is anticipated through further development
of the Entrex Market Member platform.   This includes various
methodologies to build and align with the Originating Members offering further technology enhancements and cohesive marketing alignment. Further we anticipate building the Entrex Placement Syndicate Members to enhanced the volume of investors learning about the various TIGRcub investment opportunities.

Together by scaling origination and placement "members? we anticipate over time, similar to public markets, Entrex should become known to investors as a market for yield similar to how NASDAQ is known for Technology Companies and NYSE for Blue Chips.

Entrex is currently forming a joint venture for the purpose of diversifying its issuer base. The joint venture will focus on the origination of cash flowing commercial real estate assets which are to be leveraged with mezzanine debt via the TIGRcub security. The securitization of these properties will provide investors with a yield oriented real estate backed asset currently only accessible by institutional investors.

The timing and commencement of our growth plans may be influenced by the success of this capital offering. We may not raise sufficient proceeds through this offering in order to fully execute our business plans.




?
PART II
ITEM 8
DESCRIPTION OF PROPERTY

The Entrex offices are located on the 8th Floor at 150 East
Palmetto Park Road, Boca Raton, Florida.

EHCo, LLC operates licensed technologies to originate, place and service TIGRcub issuances on behalf of clients being both
issuing companies and their investors.   These technologies are
located in the aforementioned offices.

Today three personnel operate at this location, one of which is
part time.   We anticipate, pursuant to the completion of this
offering to supplement our team to manage the purchases of TIGRcub Holdings and inquiries from investors.

?
PART II
ITEM 9
MANAGEMENT DISCUSSION AND ANALSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

EHCo, LLC has operated at a cash-flow break even at our location during 2017 during which time it received capital from a Regulation D exempt private offering through various of the subsidiaries.
Funds received, plus operating cash-flows allowed us to operate
at a cash-flow break even basis.   Various expenses were accrued
to management and related parties limiting expenses. Historically we receive license fees from TIGRcub Issuers for intellectual properties which are received by our technology subsidiary and commissions from sales of TIGRcubs from a regulated Broker Dealer in which we had a purchase agreement
executed.   In 2018 we anticipate purchasing a different Broker
and/or operating as regulated representatives of another.
We anticipate marketing TIGRcub Issuers using the Entrex Market Index (subsidiary) which would purchase up to 10% of each
Issuers Offering.   Assuming the EMI is fully funded, pursuant
to its filed Reg A offering, our projected income and expenses produce profit for the enterprise.
We anticipate the following Revenues from EMI transactions with
Issuers:
Projected EMI corporate licenses:       $500,000
Projected EMI transaction revenue:      $2,000,000
Projected EMI total revenues:           $2,500,000

Additional revenues from the sale of Issuer?s TIGRcubs
associated with the Entrex Market Index?s purchase of TIGRcubs would result in:
Projected total Issuer commissions:         $18,000,000
Projected external commissions:	         $14,400,000
Projected Net Entrex placement commissions:  $3,600,000

We anticipate the following Revenues from a Joint Venture with
Gravy Tree:
Real Estate Joint Venture income: 	        $1,200,000
Therefore, our combine revenues from direct and indirect
placement of an Issuers TIGRcub would be:
Projected combined Entrex Revenues:         $7,300,000

Expenses to manage licensees, Entrex Market Index placement into
Issuers? TIGRcub Securities are projected to be:
Projected operating expenses:             $3,750,000

Our projected Net Income for the year following a successful capital raise would be:
Projected Net Income:                 $3,550,000
Projected dividends:                  $205,000

Growth in the Company through this offering and potential further offerings require and rely on both the Entrex Capital Market to obtain Issuers to purchase TIGRcub Securities and to the Entrex eChain LLC to manage Interest Payments to Investors of this and other Issuers? offerings ? any material financial changes to those organizations may have a material effect on the ability to deploy funds and the ability to service investors
interest payments.   Further risks are discussed in ?Risk
Factors?.
Plan of Operations:
We believe our technology platform has matured to an operational
basis over the 15 years of development of the IP.    In 2017 we
proved through our technology we can originate, structure, place, trade and service TIGRcub Securities which have been pushed out to the blockchain.
FINRA regulators have reviewed the technology and operational processes culminating at the TIGRcub trades and TIP distributions and we believe they have no functional nor compliant issues with the manner in which we process TIGRcub Securities domestically.
We do anticipate continued technology refinements which may be based on operational and/or regulatory requests.
Our plan is to now build on our successful 2017 and scale origination and placement teams to build sales as discussed. Material Changes:
Excluding normal operational growth and associated changes in operations and/or technology no material changes are expected in the operations or investor returns in 2018.
Various micro and macro-economic national or global events could have significant effect on the holdings of the Company as these events could or would have operational effect on the held securities of underlying companies.
Liquidity:
The Entrex Holding Company has limited liquidity as all invested funds will be spent for as defined pursuant to our business
plan.    We believe the offering and operational cash-flows will
be sufficient to operate our company and associated liquidity requirements.
Trends:
The Entrex Market Index was a beneficiary of the positive
macroeconomic position of the economy in 2017.   The companies
we invest typically maintain a positive outlook on 2018 and the future however investor returns from the Entrex Market Index will be dictated by the overall economic performance of the companies? securities held by the Entrex Market Index.

PART II
ITEM 10
DIRECTORS, EXECUTIVE OFFICERS, AND CONTROL PERSONS
Our executive officers and directors as of the date of this offering are as follows:
Name			        Position
Stephen H. Watkins     Managing Member
Richard Rochon           Member
Thomas Hatfield 	 Member
Erin Flaherty		 Member
Alexander Adami	 Member
Stephen H. Watkins: is Managing Member and is the founding Chairman and CEO of Entrex. Stephen is an experienced entrepreneur founding a series of successful information and business services companies; two of which grew to billion dollar market cap companies. Stephen authored the book Capital Can?t Fund What It Can?t Find. In the past he wrote a syndicated bi-monthly finance column?read by over eight million national readers at its peak.

Richard C. Rochon: is Vice Chairman of the Board of the Entrex
Holding Company (EHCo, LLC).   Mr. Rochon has extensive
experience as an investor, shareholder, director and officer of various public and private companies throughout his career and has been involved in numerous acquisitions, divestitures, spin-offs, initial public offerings, secondary offerings and other corporate financings and transactions. Prior to joining Entrex Mr. Rochon formed RPCP.

Thomas Hatfield: Manages the IBM Technology Platforms across EMI and the associated Entrex Capital Market System companies. Mr. Hatfield brings over 30 years of expertise creating and solving complex online information systems. His technical experience includes the US Army and with General Electric where was a Engineer for final testing and ground-station operations for military space-satellite communications. His expertise is over 20 years creating custom systems, for organizations including NEC Electronics, Flextronics and PeopleSoft.

Erin Flaherty:  Manages the various holdings of the Entrex
Market Index and is instrumental in each trade and subsequent monthly interest payments received to and from Issuers and Investors.

Alexander Adami: Manages the financial analysis of the underlying companies? securities both before and during Issuers securities are held by the Entrex Market Index ?
PART II
ITEM 11
COMPENSATION OF DIRECTORS AND OFFICERS

Name			              Total Compensation*
Stephen H. Watkins*                         $120,000
Thomas Hatfield 		           $100,000
Erin Flaherty		                       $50,000
Alexander Adami	                       $50,000
*Compensation for operators and directors of the Company are provided via wholly owned subsidiaries of EHCo, LLC the Entrex Holding Company and thru management or licensing agreements to agreed parties. Officers and Directors:
At our sole discretion we may add additional Officers and Directors and compensate them through annual retainer fees along with reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each meeting. Each independent
Officer and Director will receive $500 in connection with each meeting that they attend, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each committee meeting not held concurrently with a board meeting. No compensation is expected to be paid to Directors or Officers until this offering is made effective.
Compensation for expenses, Officers and Directors will be managed through the sole decisions and directions of the Managing Member.
Indemnification Agreements:
We shall enter into indemnification agreements with our Directors and Officers. The indemnification agreements are intended to provide our Directors the maximum indemnification permitted under law and/or requested by the respective Officer and/or Director. Each indemnification agreement provides that EMI shall indemnify the Director or Office who is a party to the agreement (an ?Indemnitee?), including the advancement of legal expenses, if, by reason of his or her corporate status, the Indemnitee is, or is threatened to be made a party to or a witness in any threatened, pending, or completed proceeding. Significant Employees:
As of the date of this prospectus, Stephen H. Watkins is the Managing Member of the Entrex Market Index and the key personnel associated directly with the Entrex Market Index. Other staff members and/or entities will be involved in Entrex Market Index as required. At the sole discretion of management various employment agreements and/or contracts may be made with key personnel which regulate the manner of compensation and the potential option purchases as provided in the employment agreements.
Family Relationships:
There are no family relationships among our directors or officers
Involvement in Certain Legal Proceedings:
None of our control persons are known to have been involved in any of the following events during the past five years:
1.
Bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.
Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
3.
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or 4.
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading
Commission to have violated a federal or state securities or commodities law, and the judgment or decision has not been reversed, suspended, or vacated.
Changes in Control:
We are unaware of any contract, or other arrangement or provision of our Articles or by-laws, the operation of which may at a subsequent date result in a change of control of our company.

?
PART II
ITEM 12
SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN SECURITYHOLDERS


Title of Class	Name of Beneficial   Amount    Percent of
	    Owner	                               class

Preferred Member Interests* Ubique Holdings, LLC**	500,000 96%****

Preferred Member Interests* Thomas Hatfield***   10,000    2%****

Preferred Member Interests* Erin Flaherty***	   5,000	  1%****

Preferred Member Interests* Alexander Adami***   5,000   1%****

Common Shares                This Offering     500,000    100%

*Preferred Member Interests have voting rights and 1 to 10 conversion option to Common Shares.

**controlled by Watkins the Managing Member of the EHCo, LLC

***Allocated and vesting pursuant to employment agreement.

****Rounded to closest percent




?
PART II
ITEM 13
INTEREST OF MANAGEMENT AND
CERTAIN SECURITYHOLDERS

n/a
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?
PART II
ITEM 14
SECURITIES BEING OFFERED

We are offering a maximum of 500,000 Common Shares priced at $10.00 each which will distribute 1% of GAAP Gross Revenue earned by the EHCo, LLC to investors on a monthly basis decided solely at the discretion of management

These payments, made through the Entrex eChain LLC payment and servicing provider, are distributed to Investors via what the IRS calls a "pass-through entity," like a partnership or sole proprietorship. A limited liability company (LLC) is not a separate tax entity like a corporation. The LLC itself does not pay federal income taxes, although some states impose an annual tax on LLCs.

Common Shares have no dividend rights;

Common Shares have no voting rights;

Common Shares have no liquidation rights;

Common Shares have no pre-emptive rights;

Common Shares have no conversion rights;

Common Shares have no redemption provisions;

Common Shares have no rights inferred to the selection of the Managing Member;

Common Shares have no rights inferred to the decisions of the Managing Member;

Common Shares have no voting rights for any future Board of Directors if created;

Common Shares have no voting rights or selection of any Officers;

Common Shares have no decision on the leverage the Company decides to obtain;

Common Shares have no decision on and sale/merger or acquisition;

Common Shares have no liabilities for further calls or future offerings;

Common Shares have no liabilities associated with the company;

Common Shares have no decision on any distribution of fees or acquisition price from a sale/merger of the company beyond their continuation of the 99% of GAAP Gross Revenues, from assets held, as decided by monthly by management.
PART F/S
ITEM 15
PROJECTED FINANCIAL STATEMENTS


Entrex Holding Company
EHCo, LLC
Projected Financial Statements (unautited*)

Projeccted Post Closing Balance Sheet

Assets:
Cash:  $3,452,969
Patents: $1,200,000
Purchase IP: $12,500,000
Offering Fees: $350,000
Total Assets: $17,502,969

Liabilities:
L/T Debt: $0
Total Libilities: $0

Common Shares: $5,000,000
Preferred MI: $12,500,000
Retained Earnings: $2,969
Total Equity: $17,502,969

Total Libilites and Equity: $17,502,969

Prjected Combined Post Closing 12 Month Income Statement

Revenes:
License: $500,000
EMI Transaction: $2,000,000
Projected Commissions: $18,000,000
Total Projected Revenues: $20,500,000

Expenses:
Fees to Placement Brokers $14,400,000
Operating Expenses: $3,750,000
Total Projected Expenses: $18,150,000

Joint Venture Income: $1,200,000

Project Net Income: #3,550,000
Projected Dividend Distribution: 4$205,000

See accompanying notes to these financials statements
1. Include revenues form Corporate Licenses and fees as Indicated in the offering document
2. Revenues associated with EMI transactions with issuers
3. Projected Placement Commissions assuming 100% of capital for each issuers? offerings is placed. (EMI purchases up to 10% Of any issuers offering therefore 90% or $180,000,000 remains for placement)
4. Placement Feeds represent the balance of the offerings of TIGRcub Issuers or $180,000,000. Assumes 100% of the issuers Offerings are placed- (90% of the post EMI Investment)
5. Projected Joint Income of Real Estate Joint Venture
6. Projected Dividend Distribution per Offering



Note 1.     Organization, History and Business

EHCo, LLC (?the Company?) became a Limited Liability Corporation in Florida on August 4th, 2017. The Company was established for the purpose of adding a vehicle for additional equity to fund Issuers, on an Indexed base, across the Entrex Capital Market. The Company's fiscal year end is December 31.

Note 2.     Revenue Recognition

Revenue is derived from contracts with businesses through the origination, structuring, placement, trading and servicing of TIGRcub Securities. Revenue is recognized in accordance GAAP considered TIGRcub Interest Payments or TIPs.

Note 3.     Stock Based Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, ?Stock Compensation? (?ASC 718?). Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, ?Equity-Based Payments to Non-Employees.? Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model. The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest. ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The term ?forfeitures? is distinct from ?cancellations? or ?expirations? and represents only the unvested portion of the surrendered stock option or warrant. The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period. In estimating the forfeiture rate, the Company monitors both stock option and

Note 4.     Summary of Significant Accounting Policies
(continued)

Warrant exercises as well as employee termination patterns. The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

Note 5.   Related Party Transactions

There have been no related party transactions other than the following related party stock issuances.

Note 6.     Income Taxes

The Company adopted the provisions of ASC 740-10-50, formerly
FIN 48, and ?Accounting for Uncertainty in Income Taxes?. The
Company had no material unrecognized income tax assets or liabilities as of October 1, 2016.

The Company?s policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period September 7, 2016 (inception) through October 1, 2016 there were no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and the state of Delaware. We are not currently involved in any income tax examinations.

Note 7.    Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has no operating history and has not generated significant revenue. These factors raise substantial doubt about the Company?s ability to continue as a going concern. Management believes that the Company?s capital requirements will depend on many factors including the success of the Company?s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the
future.   The conditions described above raise substantial doubt
about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.?
ITEM 16
INDEX TO EXHIBITS

Exhibit A.  State Filing Documents
Exhibit B.  Federal EIN
Exhibit C.  SEC Reg A Filing Confirmation


?
PART III
ITEM 17
DESCRIPTION OF EXHIBITS


Exhibit A.  State Filing Documents
Exhibit B.  Federal EIN
Exhibit C.  SEC Reg A Filing Confirmation

?
PART III
Exhibit A.
State Filing Documents










PART III
Exhibit B.
Federal EIN



PART III
SIGNATURE PAGE
ITEM 18



Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton and County of Palm Beach, in the State of Florida, March 12, 2018.


ENTREX HOLDING COMPANY
EHCo, LLC.

By:
/s/ Stephen H.
Watkins

Name:
Stephen H.
Watkins

Title:
Managing Member
and Principal
Executive Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature
/s/ Stephen H.
Watkins
Stephen H. Watkins

Title
Managing Member
(and Principal
Executive
Officer)

Date
March 14th,
2018